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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



     Date of Report  (Date of earliest event reported) -- February 14, 1996


                                 MAPCO INC.
        ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



     Delaware                      1-5254                        73-0705739
 ---------------                ------------                 -------------------
 (State or other                (Commission                   (I.R.S. Employer
 jurisdiction of                File Number)                 Identification No.)
 incorporation)


                         1800 South Baltimore Avenue
                               Tulsa, Oklahoma                      74119
--------------------------------------------------------------------------------
                  (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code               (918) 581-1800
                                                                 --------------


                               Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.  Other Events.

                 On February 14, 1996, MAPCO Inc. issued the following press release:

Tulsa, OK, February 14, 1996: A civil jury in the Dallmeyer case in the District Court of Harris County, Texas in Houston has returned verdicts on February 12th and 14th respectively totaling nearly $5.4 million in actual damages and $138 million in exemplary damages on behalf of 20 plaintiffs and against defendants, Seminole Pipeline Company, Mid- America Pipeline Company and MAPCO Inc. These verdicts relate to damages resulting from the April 7, 1992 explosion at Seminole Pipeline Company's storage cavern near Brenham, Texas. Each defendant was found by the jury to be both grossly negligent and acting with malice.

Defense counsel have indicated they will seek a new trial on both liability and damages due to the excessive and inappropriate verdict.

Further, defense counsel have expressed the opinion that whether a new trial is granted or not, the limit of liability may not exceed $27 million due to a cap on such awards under Texas law.

                                     #####


CONTACT:  Rick J. Neal
          Vice President Corporate Affairs
          (918)599-3650

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          None.





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                                   SIGNATURES



                 Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                MAPCO INC.



                                        By:       /s/ James N. Cundiff
                                                ---------------------------
                                        Name:   James N. Cundiff
                                        Title:  Assistant General Counsel and
                                                Assistant Secretary




Date:  February 20, 1996





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